RADISYS CORPORATION
DEFERRED COMPENSATION PLAN

ADMINISTRATIVE COMMITTEE RESOLUTION
TO ADOPT
AMENDMENT NO. 1

The following Resolution was adopted by the Administrative Committee of the RadiSys Corporation Deferred Compensation Plan:

WHEREAS, RadiSys Corporation (the “Company”) adopted the RadiSys Corporation Deferred Compensation Plan (the “Plan”), amended and restated effective January 1, 2008; and

WHEREAS, Section 9.1(b) of the Plan provides the Administrative Committee may adopt any technical, clerical, conforming or clarifying amendment or other change that it deems it necessary or advisable; and

WHEREAS, the Administrative Committee deems it advisable to remove inoperative language from the Plan’s definition of Retirement in order to clarify the intended meaning of Retirement.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Sections 2.21 of the Plan is amended to read as follows:

"Retirement" means a Separation from Service for a reason other than death on or after the earlier to occur of the Participant's attainment of age fifty (50) or completion of five (5) years of service.

SIGNATURE

This Amendment shall be effective January 1, 2009.

RADISYS CORPORATION
Date:	August 26, 2009	By:	/s/ Cheryl Spencer
Cheryl Spencer
Sr. Director of Human Resources
		Its:	Authorized Member of the Administrative Committee